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                                  EXHIBIT 99.2

                  Subscriber Computing, Inc. 1997 Stock Option,
          Nonqualified Stock Option, and Restricted Stock Purchase Plan
                 Form of Notice of Incentive Stock Option Grant

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Subscriber Computing, Inc.
18881 Von Karman Ave., Suite 450
Irvine, California  92612


Gentlemen:

        1. (a) In connection with the acquisition of ________ shares of the common stock of Subscriber Computing, Inc., a Delaware corporation (the "Company"), by the undersigned, the undersigned represents that the shares which the undersigned is acquiring are being acquired for investment and not with a view to the sale or distribution of any part thereof, and that the undersigned has no present intent of selling or otherwise distributing the shares.

               You have advised the undersigned that the shares have not been registered under the Securities Act of 1933, as amended (the "Act"), as the offering of the shares is to be effected pursuant to an exemption from the registration provisions of such Act, and, in this connection, you are relying in part on the representations of the undersigned set forth herein.

               Without in any way limiting the representations set forth above, the undersigned further agrees in no event to make any dispositions of all or any part of said shares unless and until (i) the undersigned shall have notified you of the proposed disposition; (ii) the undersigned shall have furnished you with an opinion of counsel to the effect that such disposition will not require registration of such shares under the Act, and (iii) such opinion of counsel shall have been concurred in by the Company's counsel and the Company shall have advised you of such concurrence.

           (b) The undersigned acknowledges receipt of all information as the undersigned deems necessary and appropriate to enable the undersigned to evaluate the financial risk inherent in acquiring said shares and acknowledges receipt of satisfactory and complete information covering the business and financial condition of the Company, including the opportunity to obtain information regarding the Company's financial status, in response to all inquiries in respect thereof.

        2. The undersigned understands and agrees that the certificate evidencing said shares will bear substantially the following legend in addition to any others required by agreement:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY


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        HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED,
        HYPOTHECATED, SOLD TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

        3. (a) The undersigned recognizes that said shares are unregistered and must by held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available, and further recognizes that you are under no obligation to register said shares or to comply with any exemption from such registration.

           (b) The undersigned understands that Rule 144 under the Act does not presently apply and may never apply to the Company's securities because the Company does not now, and may never, file reports required by the Securities Exchange Act of 1934, as amended ("Exchange Act"), and has not made, and may never make, publicly available the information required by Rule 15c2-11 of the Exchange Act. Furthermore, if Rule 144 were available, the undersigned understands that sales of securities made in reliance thereof could be made only in certain limited amounts, after certain holding periods and only when there was available specified current public information, all in accordance with the terms and conditions of said Rule. The undersigned understands that, in the case of securities to which said Rule is not applicable, compliance with some other exemption under the Act will be required.


Dated: ____________________

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